Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-221216 and 333-250963) and the Registration Statement on Form S-3 (Registration No. 333-250966) of our report dated March 31, 2021 relating to the consolidated financial statements of Microbot Medical Inc. (the “Company”) appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2020.

/s/ Brightman Almagor Zohar & Co.

 Brightman Almagor Zohar & Co.,

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

April 14, 2021